Exhibit 5.1

H. MAURICE MITCHELL

(1925-2011)

JOHN K. BAKER

SHERRY P. BARTLEY

STEVE BAUMAN

R. T. BEARD, III

C. DOUGLAS BUFORD, JR.

BURNIE BURNER[1]

FREDERICK K. CAMPBELL[2]

MICHELLE H. CAULEY

CHARLES B. CLIETT, JR.[3]

KEN COOK

CATHERINE M. CORLESS[4]

ELISABETH S. DELARGY[5]

JILL GRIMSLEY DREWYOR[6]

DOAK FOSTER[2]

BYRON FREELAND

KAREN P. FREEMAN[7]

JENNY T. GARRETT[8]

ALLAN GATES[2]

KATHLYN GRAVES

HAROLD W. HAMLIN

L. KYLE HEFFLEY[9]

ANTON L. JANIK, JR. [10]

M. SAMUEL JONES III

TONY JUNEAU

JOHN ALAN LEWIS

WALTER E. MAY

BRUCE MCCANDLESS III[11]

LANCE R. MILLER

STUART P. MILLER

T. ARK MONROE, III[2]

TODD L. NEWTON

MARSHALL S. NEY

JENNIFER R. PIERCE

CHRISTOPHER D. PLUMLEE

LYN P. PRUITT

CHRISTOPHER T. ROGERS

J. SCOTT SCHALLHORN

BARRY G. SKOLNICK[12]

DERRICK W. SMITH[2]

STAN D. SMITH

JEFFREY L. SPILLYARDS

JEFFREY THOMAS[2]

BRIAN A. VANDIVER

WILLIAM H.L. WOODYARD, III, P.A.

WALTER G. WRIGHT, JR.

LEIGH ANNE YEARGAN

TOD YESLOW[7]

425 WEST CAPITOL AVENUE, SUITE 1800 LITTLE ROCK, ARKANSAS 72201-3525 TELEPHONE 501-688-8800 FAX 501-688-8807

ANGELA ARTHERTON

MELISSA BANDY

1K.C. BARNER

TRAV BAXTER

CORY D. CHILDS

CRAIG COCKRELL

COURTNEY C. CROUCH, III

ALEX T. GRAY

MEGAN HARGRAVES

BEN D. JACKSON

13HOLLY LAR

CHRISTOPHER A. MCNULTY

KATIE M. PAPASAN

BRIAN A. PIPKIN

7KATHY SHARP

BRADFORD R. SHUMPERT

ZACHARY T. STEADMAN

MARY CATHERINE WAY

ASHLEY D. YOUNGER

COUNSEL

MICHELE ALLGOOD

BENJAMIN D. BRENNER

JASON T. BROWNING

7ADRIA W. CONKLIN

JANE W. DUKE

14GEORGE R. ERNST

MARTHA M. HILL

MARGARET A. JOHNSTON

KEVIN LEMLEY

D. NICOLE LOVELL

15JULIE M. POMERANTZ

CLAYBORNE S. STONE

KAREN WHATLEY

OF COUNSEL

W. CHRISTOPHER BARRIER

JOSEPH W. GELZINE

DONALD H. HENRY

13HERMANN IVESTER

ANNE S. PARKER

1LARRY PARKS

JOHN S. SELIG

MARCELLA J. TAYLOR

RICHARD A. WILLIAMS

WRITER’S DIRECT DIAL 501-688-8800

1 ONLY ADMITTED IN TEXAS

2 ADMITTED IN DISTRICT OF COLUMBIA AND ARKANSAS

3 ADMITTED IN ARIZONA, TEXAS AND ARKANSAS

4 ADMITTED IN TENNESSEE AND ARKANSAS

5 ADMITTED IN TENNESSEE AND TEXAS

6 ADMITTED IN OKLAHOMA AND ARKANSAS

7 ADMITTED IN TEXAS AND ARKANSAS

8 ADMITTED IN LOUISIANA AND ARKANSAS

9 ADMITTED IN MISSOURI AND ARKANSAS

May 14, 2013

10 ADMITTED IN COLORADO AND ARKANSAS

11 ADMITTED IN NEW YORK,  WASHINGTON, D.C. AND TEXAS

12 ADMITTED IN NEW YORK AND PENNSYLVANIA

13 ADMITTED IN THE U.S. PATENT

AND TRADEMARK OFFICE AND ARKANSAS

14 ADMITTED IN PENNSYLVANIA AND ARKANSAS

15 ADMITTED IN GEORGIA AND TEXAS

ALL OTHERS ADMITTED ONLY IN ARKANSAS

Board of Directors

Home BancShares, Inc.

719 Harkrider, Suite 100

Conway, Arkansas 72032

Re:	Registration Statement on Form S-8

Gentlemen:

We are acting as counsel to Home BancShares, Inc., an Arkansas corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission pursuant to Rule 462(a) under the Securities Act of 1933, as amended, relating to the proposed offering of up to 540,000 additional shares of the Company’s common stock, par value $0.01 per share, all of which shares (the “Shares”) may be issued by the Company pursuant to the Company’s Amended and Restated 2006 Stock Option and Performance Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1. An executed copy of the Registration Statement.

2. The Restated Articles of Incorporation of the Company, with all amendments thereto, as certified by the Secretary of State of the State of Arkansas and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

Board of Directors

Home BancShares, Inc.

May 14, 2013

3. The Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

4. A copy of the Plan, as amended.

5. All resolutions or minutes of the Board of Directors and the shareholders of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the adoption and amendment of the Plan and arrangements in connection therewith and the registration of shares issued pursuant to the Plan, including the Registration Statement.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Arkansas Business Corporation Act of 1987, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that assuming receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

This opinion letter speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us in Item 5 of Part II of the Registration Statement. In giving this opinion and consent, we do not admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ MITCHELL, WILLIAMS, SELIG,
GATES & WOODYARD, P.L.L.C.

MITCHELL, WILLIAMS, SELIG,
GATES & WOODYARD, P.L.L.C.